UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2023

Priveterra Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-39858	85-2478126
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1 Park Plaza
Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 787-2910

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	TMKRU	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	TMKR	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TMKRW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 6, 2023, Priveterra Acquisition Corp. II, a Delaware corporation (the “Company”), filed an amendment (the “Name Change Amendment”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware changing its name from “Tastemaker Acquisition Corp.” to “Priveterra Acquisition Corp. II”. A copy of the Name Change Amendment is attached as Exhibit 3.1 to this report and incorporated herein by reference.

On July 11, 2023, following the conclusion of the special meeting of stockholders of the Company (the “Special Meeting”), the Company filed an amendment (the “Second Extension and Redemption Limitation Amendment”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The disclosure contained in Item 5.07 of this report is incorporated herein by reference. A copy of the Second Extension and Redemption Limitation Amendment is attached as Exhibit 3.2 to this report and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 10, 2023, the Company convened the Special Meeting. The only proposal submitted for a vote of the stockholders at the Special Meeting was the approval of the adjournment of such meeting. The reconvened Special Meeting (the “Reconvened Meeting”) was held on July 11, 2023. At the Reconvened Meeting, the Company’s stockholders voted on the additional proposals set forth below. Each of the proposals is described in greater detail in the definitive proxy statement of the Company, which was filed with the Securities and Exchange Commission on June 23, 2023.

As of the close of business on May 22, 2023, the record date for the Special Meeting and the Reconvened Meeting, there were 2,926,927 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), and 6,900,000 shares of Class B common stock, par value $0.0001 per share (the “Class B common stock” and together with Class A common stock, the “common stock”), outstanding. Each share of common stock was entitled to one vote on each of the proposals. The shares of Class A common stock and Class B common stock were voted as a single class. At the Reconvened Meeting, there were 8,766,221 shares of common stock present in person or by proxy, representing approximately 89.2% of the outstanding shares of common stock entitled to vote as of the Record Date, which constituted a quorum to conduct business.

Each of the proposals was approved by the Company’s stockholders. A summary of the voting results for each proposal is set forth below:

Second Extension Amendment Proposal

A proposal to amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which it has to consummate a business combination from July 12, 2023 (the date which is 30 months from the closing date of the Company’s initial public offering of the units) to January 12, 2024 (the date which is 36 months from the closing date of the Company’s initial public offering of the units):

For	Against	Abstain
8,619,399	145,822	1,000

Redemption Limitation Amendment Proposal

A proposal to amend the Company’s Amended and Restated Certificate of Incorporation to eliminate the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (or any successor rule)) of less than $5,000,001 in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed such limitation:

For	Against	Abstain
8,619,449	145,772	1,000

Adjournment Proposal

A proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Second Extension Amendment Proposal and the Redemption Limitation Amendment Proposal:

For	Against	Abstain
8,596,738	168,483	1,000

Following the Special Meeting, Priviterra Acquisition Sponsor LLC II (the “Sponsor”), as the sole holder of shares of Class B common stock, converted all of its shares of Class B common stock to shares of Class A common stock, on a one-for-one basis (collectively, the “Class B Conversion”). Notwithstanding the Class B Conversion, the Sponsor, as well as the Company’s officers and directors, will be not entitled to receive any funds held in the trust account with respect to any shares of Class A common stock issued to such holders as a result of the Class B Conversion and no additional amounts will be deposited into the trust account in respect of shares of Class A common stock held by the Sponsor.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Registrant’s Amended and Restated Certificate of Incorporation (Name Change)
3.2	Certificate of Amendment to the Registrant’s Amended and Restated Certificate of Incorporation (Second Extension and Redemption Limitation)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2023

PRIVETERRA ACQUISITION CORP. II

	By:	/s/ Oleg Grodnensky
Name: Oleg Grodnensky
Title: Chief Executive Officer